Exhibit 99.1
Bristow Group to Acquire Berry Aviation, Expanding Government Services Platform

Adds Differentiated Capabilities and Long-Term Customer Relationships in Special Missions Aviation

Delivers Revenue Diversification and Accretion to Earnings and Cash Flow; Strengthens Long-Term Investment Profile

Bristow Group Announces Plans to Exit Norway Offshore Energy Services Business

HOUSTON – June 23, 2026 – Bristow Group Inc. (NYSE: VTOL) (“Bristow” or the “Company”), the leading global provider of innovative and sustainable vertical flight solutions, today announced that it has entered into a definitive agreement to acquire Berry Aviation, Inc. (“Berry Aviation”) from Acorn Capital Management for $105 million, subject to customary purchase price adjustments, in an all-cash transaction. Berry Aviation will add differentiated special mission capabilities and long-standing relationships with U.S. defense and government customers, further strengthening Bristow’s Government Services offerings. The acquisition is expected to enhance the quality of Bristow’s earnings through increased exposure to contracted government services and multi-mission aviation activities, supporting a more durable and balanced business profile.

Headquartered in San Marcos, Texas, Berry Aviation operates a fleet of more than 20 aircraft primarily providing government and defense aviation services across multiple countries. Through its Government Services offering, Berry Aviation provides a broad range of aviation services, such as special missions, intelligence, surveillance and reconnaissance (ISR) operations, maintenance, repair and overhaul (MRO) services, training and mission support, and unmanned aerial systems (UAS) design and development capabilities, which collectively make up approximately 72% of Berry Aviation’s revenues. Berry Aviation’s remaining revenues consist of on-demand cargo (ODC) logistics for blue chip end-customers and aftermarket supply-chain aviation solutions.

“The acquisition of Berry Aviation, an established special mission aviation services provider, further aligns Bristow’s portfolio with key megatrends: increasing geopolitical risk, rising defense spending and the continued outsourcing of mission-critical aviation services,” said Chris Bradshaw, President and Chief Executive Officer of Bristow. “Berry Aviation’s deep expertise, proven technical capabilities across a range of mission-critical operations and strong customer relationships are complementary to our existing Government Services operations, better positioning Bristow to compete for long-duration government programs. While Bristow remains the premier provider of offshore energy aviation services, this transaction comes at an important time as we are evolving our business mix to include more durable, contracted revenue streams and building a more resilient and diversified platform to deliver attractive long-term growth and shareholder value. We look forward to welcoming Berry Aviation’s team to Bristow and working together to build on their strong foundation.”

Berry Aviation has extensive experience supporting all branches of the U.S. military and a record of excellence in completing missions that demand precision, safety and strict compliance. Bristow and Berry Aviation share a cultural emphasis on safety, reliability and rapid response in complex environments and, through this transaction, customers will benefit from Bristow’s scale, operational expertise and global platform.

Strategic and Financial Benefits of the Acquisition

•Expands Bristow’s U.S. Government Services capabilities and strengthens Government Services competitive positioning: The transaction will add differentiated capabilities, global reach, and highly coveted certifications including, but not limited to, the Commercial Airlift Review Board (CARB) certification, Commission on Accreditation of Medical Transport Systems (CAMTS) certification, Part 135 Airdrop authorization, ability to operate in GPS-denied airspace and a highly specialized workforce that maintains long-standing relationships with the government agencies it services. Berry Aviation’s government customers include the U.S. Army, U.S. Air Force, U.S. Special Operations Command (SOCOM), U.S. Transportation Command (TRANSCOM) and more.

•Continues Bristow’s shift in revenues mix toward Government Services: Bristow’s Government Services business currently includes search and rescue (SAR) and other government aviation programs in the Dutch Caribbean, the Falkland Islands, Ireland, the Netherlands, the United Kingdom and the United States. Following the close of the Berry Aviation acquisition, coupled with Bristow’s planned exit of its Norway Offshore Energy Services business, Bristow’s revenues mix is expected to shift meaningfully towards durable, contracted government services. Taking into effect both the pending acquisition of Berry Aviation and the potential sale of Bristow’s Norway Offshore Energy Services business, the Company’s 2025 pro forma revenues mix would have been approximately 54% Offshore Energy Services, 35% Government Services and 11% Other Services (compared to the actual 2025 revenues mix of 66% Offshore Energy Services, 26% Government Services and 8% Other Services).

•Immediately accretive to Bristow’s earnings and free cash flow, while bolstering Bristow’s EBITDA margin profile: In 2025, Berry Aviation had total revenues of approximately $108 million. The planned exit of the Norway Offshore Energy Services business and addition of Berry Aviation would have been neutral to Bristow’s 2025 EBITDA on a pro forma basis.

•Positions Bristow to capture emerging unmanned and next-generation aviation opportunities: Berry Aviation’s capabilities in unmanned aerial systems design and development are expected to enhance Bristow’s ability to support evolving mission requirements, including lower-cost ISR options, and expand its participation in future defense aviation platforms. Berry Aviation’s ODC and other service offerings are expected to provide Bristow opportunities to pursue cargo and regional air transportation opportunities through the electrification of transportation using Berry Aviation’s existing business model. These new capabilities can also supplement Bristow’s existing search and rescue missions.

•Creates opportunities for synergies as well as operational efficiencies: The transaction will enable cross-selling of services to government customers by leveraging the combined company’s expertise, diversified fleet and global footprint. The transaction will also facilitate optimization of procurement and maintenance functions, particularly for Bristow’s existing fixed-wing business in Australia.

Leadership and Operations

Bristow expects Berry Aviation’s leadership team to remain in their roles post-closing. In addition, Bristow intends to maintain a strong presence at Berry Aviation’s existing facilities across its operational footprint.

Financing and Approvals

The acquisition is expected to close in the third quarter of 2026, subject to the satisfaction of certain customary closing conditions. Bristow intends to fund the transaction with cash on hand.

Exit of Norway Offshore Energy Services Business

In a separate initiative, Bristow is pursuing the sale of its Norway Offshore Energy Services business as part of its longstanding portfolio optimization strategy.

The exit is consistent with Bristow’s ongoing strategy to deploy its assets in markets with attractive margin profiles and value-accretive returns on capital. Bristow remains focused on growing its Offshore Energy Services business in markets that meet its financial return parameters. Bristow expects to continue pursuing other opportunities in Norway, such as those in the Advanced Air Mobility space.

The timing and structure of any sale transaction remain subject to market conditions and other considerations.

Advisors

Solomon Partners Securities, LLC is serving as financial advisor to Bristow, and Baker Botts LLP is serving as legal advisor to Bristow, in connection with its proposed acquisition of Berry Aviation. Pareto Securities AS is serving as financial advisor to Bristow, and Simonsen Vogt Wiig is serving as legal advisor to Bristow, in connection with the planned sale of its Norway Offshore Energy Services business. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to Bristow.

The Company issued an investor presentation in connection with this announcement, which is available in the Events & Presentations section of Bristow’s website.

About Bristow Group

Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. We primarily provide aviation services to a broad base of offshore energy companies and government entities. Our aviation services include personnel transportation, search and rescue ("SAR"), medevac, fixed wing transportation, unmanned systems and ad-hoc helicopter services. Our offshore energy customers charter our helicopters primarily to transport personnel to, from and between onshore bases and offshore production platforms, drilling rigs and other installations. Our government customers primarily outsource SAR activities whereby we operate specialized helicopters and provide highly trained personnel. Our other services include fixed wing transportation services through a regional airline in Australia and dry-leasing aircraft to third-party operators in support of other industries and geographic markets.

Our core business of providing aviation services to leading global energy companies and government entities provides us with geographic and customer diversity that helps mitigate risks associated with a single market or customer. Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, Ireland, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the United Kingdom and the United States.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements relating to the proposed acquisition of Berry Aviation, the expected timing of its completion, expectations regarding the combined company’s businesses and prospects, and all statements regarding the Company’s expected exit of its Norway offshore energy business. Such forward-looking statements reflect the current views of the management of the Company with respect to future events and are subject to risks and uncertainties, both known and unknown, many of which are beyond Bristow’s control. Actual results could differ materially, based on factors including, but not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur; the diversion of management’s time on transaction-related issues; the ultimate timing, outcome and results of integrating Berry Aviation’s operations and the ultimate outcome of Bristow’s operating efficiencies applied to Berry Aviation’s services; the effects of the proposed transaction, including Bristow’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Bristow to realize such synergies and other benefits; and other risks and uncertainties described in Bristow’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on May 6, 2026, recent Current Reports on Form 8-K filed by Bristow, and other SEC filings. The Company cautions investors not to place undue reliance on any forward-looking statements, and the Company does not intend to update or revise these forward-looking statements for any reason.

Contacts

Investors
Bristow Group Inc.
Jennifer Whalen
InvestorRelations@bristowgroup.com

Media
Bristow Group Inc.
GlobalCommunications@bristowgroup.com

Andrew Siegel / Lyle Weston / Maggie Carangelo
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
BristowMedia@joelefrank.com